UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2023
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-05560	04-2302115
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue	Irvine	California	92617
(Address of principal executive offices)			(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Agreement with Liam K. Griffin
On May 10, 2023, in connection with the expiration in accordance with its terms of the Amended and Restated Change in Control / Severance Agreement between Skyworks Solutions, Inc. (the “Company”) and Liam Griffin, the Chief Executive Officer and President of the Company (the “Prior Griffin Agreement”), the Company entered into a Second Amended and Restated Change in Control / Severance Agreement with Mr. Griffin (the “Griffin Agreement”), which is effective as of such date. The Griffin Agreement has an initial two-year term from May 10, 2023, and thereafter renews automatically on an annual basis for up to five additional years unless either the Company or Mr. Griffin timely provides a notice of non-renewal to the other prior to the end of the then-current term, but is otherwise substantially the same as the Prior Griffin Agreement.

The Griffin Agreement sets forth severance benefits that become payable if, other than in connection with a change in control, Mr. Griffin either (i) is terminated by the Company without cause or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Griffin under either of these circumstances would consist of: (i) a lump-sum payment equal to two times the sum of (A) his annual base salary immediately prior to such termination and (B) the Bonus Amount (as defined below); (ii) full acceleration of the vesting of all of Mr. Griffin’s outstanding stock options, which stock options would become exercisable for a period of two years after the termination date (but not beyond the expiration of their respective maximum terms), full acceleration of the vesting of all outstanding restricted stock awards (including awards of restricted stock units), and the right to receive the number of performance shares that are earned but unissued and that he would have earned had he remained employed through the end of the applicable performance period; and (iii) provided he is eligible for and timely elects to continue receiving group health coverage (and provided the provision of such payments will not violate any applicable nondiscrimination laws), contributions to the cost of COBRA continuation for him and his eligible dependents (“COBRA continuation”) for up to 15 months after the termination date. The Bonus Amount is an amount equal to the greater of (x) the average of the short-term cash incentive awards received for the three years prior to the year in which the termination occurs, and (y) the target annual short-term cash incentive award for the year in which the termination occurs.

The Griffin Agreement also sets forth severance benefits that become payable if, within the period commencing three months prior to and ending two years following a change in control, Mr. Griffin’s employment is either (i) terminated by the Company without cause, or (ii) terminated by him for good reason (a “CIC Qualifying Termination”). The severance benefits provided to Mr. Griffin in such circumstances would consist of the following: (i) a lump-sum payment equal to two and one-half times the sum of (A) his annual base salary immediately prior to the change in control, and (B) the CIC Bonus Amount (as defined below); (ii) all of Mr. Griffin’s then-outstanding stock options would become exercisable for a period of 30 months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to 18 months after the termination date. The CIC Bonus Amount is an amount equal to the greater of (x) the average of the annual short-term cash incentive awards received for the three years prior to the year in which the change in control occurs and (y) the target annual short-term cash incentive award for the year in which the change in control occurs.

The Griffin Agreement also provides that in the event of a CIC Qualifying Termination, Mr. Griffin is entitled to full acceleration of the vesting of all of his outstanding equity awards (including stock options, restricted stock awards and restricted stock unit awards and acceleration of any earned but unissued performance-based equity awards). At the time of a change in control, all such outstanding equity awards would continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the applicable performance period, such awards would be deemed earned as to the greater of (i) the target level of shares for such awards, or (ii) if such calculation is determined to be practicable by the compensation committee of the Board, the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then such awards would accelerate in full as of the change in control.

In the event of Mr. Griffin’s death or permanent disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “IRC”)), the Griffin Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, restricted stock unit awards) and all performance-based equity awards where the performance period has ended and the shares are earned but unissued. The Griffin Agreement also provides that if Mr. Griffin’s death or permanent disability occurs prior to the end of the performance period of a performance-based equity award, each such award would be deemed earned as to the greater of  (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had he remained employed through the end of the performance period, and such earned shares would become vested and issuable to him after the performance period ends. In addition, all outstanding stock options would remain exercisable for a period of 12 months following the termination of employment (but not beyond the expiration of their respective maximum terms).

Under the Griffin Agreement, payments due to Mr. Griffin are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in his retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.

Additionally, the Griffin Agreement requires that Mr. Griffin sign a release of claims in favor of the Company before he is eligible to receive any benefits under the Griffin Agreement and contains a non-solicitation provision applicable to Mr. Griffin while he is employed by the Company and for 12 months following the termination of his employment.

The terms “change in control,” “cause,” and “good reason” are each defined in the Griffin Agreement.

Agreement with the Company’s Named Executive Officers Other than the Chief Executive Officer

On May 10, 2023, the Company entered into an Amended and Restated Change in Control / Severance Agreement (each, an “Executive Officer Agreement”) with each of Kris Sennesael, the Senior Vice President and Chief Financial Officer of the Company, Reza Kasnavi, the Senior Vice President, Technology and Manufacturing of the Company, Carlos S. Bori, the

Senior Vice President, Sales and Marketing of the Company, and Robert J. Terry, the Senior Vice President, General Counsel and Secretary of the Company, each effective as of such date. The Executive Officer Agreements entered into by each of Messrs. Sennesael, Kasnavi, Bori and Terry replace the Change in Control / Severance Agreements between the executive and the Company (such agreements, the “Prior Agreements’). Each Executive Officer Agreement has an initial two-year term from May 10, 2023, and thereafter renews automatically on an annual basis for up to five additional years unless either the Company or the executive timely provides a notice of non-renewal to the other prior to the end of the then-current term. Except for the terms described in the preceding sentence and an increase from 12 months to 24 months in the period following a change in control during which a CIC Qualifying Termination may occur, the Executive Officer Agreement with each of Messrs. Sennesael, Kasnavi, Bori and Terry is otherwise substantially the same as his Prior Agreement.

Each Executive Officer Agreement sets forth severance benefits that become payable if, other than in connection with a Change in Control, the executive is terminated without cause. The severance benefits provided to an executive under this circumstance would consist of: (i) biweekly compensation continuation payments commencing not more than 60 days after such termination and continuing for a period of 12 months following the termination, with each such compensation continuation payment being equal to the quotient of ((a) divided by (b), where (a) equals the sum of (A) the executive’s then-current annual base salary, and (B) any short-term cash incentive payment then due, and (b) equals 26 (which, for the avoidance of doubt, shall be the number of biweekly compensation continuation payments); (ii) all of the executive’s then-vested outstanding stock options will remain exercisable for a period of 12 months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to 12 months after the termination date.

Each Executive Officer Agreement also sets forth the severance benefits that would become payable if the executive officer experiences a CIC Qualifying Termination. The severance benefits provided to the executive in such circumstances would consist of the following: (i) a lump sum payment equal to one and one-half times the sum of  (A) his annual base salary immediately prior to the change in control, and (B) the CIC Bonus Amount; (ii) all of the executive’s then-outstanding stock options would remain exercisable for a period of 18 months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to 18 months after the termination date.

Each Executive Officer Agreement also provides that in the event of a Qualifying Termination, the executive is entitled to full acceleration of the vesting of all of his outstanding equity awards (including stock options, restricted stock awards and restricted stock unit awards and acceleration of any earned but unissued performance-based equity awards). At the time of a change in control, all such outstanding equity awards would continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the applicable performance period, such awards would be deemed earned as to the greater of (i) the target level of shares for such awards, or (ii) if such calculation is determined to be practicable by the compensation committee of the Board, the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then such awards would accelerate in full as of the change in control.

In the event of the executive’s death or permanent disability (within the meaning of Section 22(e)(3) of the IRC), each Executive Officer Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, restricted stock unit awards) and all performance-based equity awards where the performance period has ended and the shares are earned but unissued. Each Executive Officer Agreement also provides that if the executive’s death or permanent disability occurs prior to the end of the performance period of a performance-based equity award, each such award would be deemed earned as to the greater of (i) the target level of shares for such award or (ii) the number of shares that would have been earned pursuant to the terms of such award had he remained employed through the end of the performance period, and such earned shares would become vested and issuable to him after the performance period ends. In addition, all outstanding stock options would remain exercisable for a period of 12 months following the termination of employment (but not beyond the expiration of their respective maximum terms).

Under each Executive Officer Agreement, payments due to each executive are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in his retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.

Additionally, each Executive Officer Agreement requires that the executive sign a release of claims in favor of the Company before he is eligible to receive any benefits under the Executive Officer Agreement and contains a non-solicitation provision applicable to the executive while he is employed by the Company and for 12 months following the termination of his employment.

The terms “change in control,” “cause,” and “good reason” are each defined in the Executive Officer Agreements.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

May 16, 2023	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary